Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Terran Orbital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities*

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $0.0001 per share(2)(3)	Rule 457(c)	116,916,188	$4.13(8)	$482,863,857(8)	0.0000927	$44,762(11)

Fees to Be Paid	Equity	Common stock, par value $0.0001 per share(2)(4)	Rule 457(c)	19,299,960	$11.50(9)	$221,949,540(9)	0.0000927	$20,575(11)

Fees to Be Paid	Equity	Common stock, par value $0.0001 per share(2)(5)	Rule 457(c)	11,055,606	$10.00(9)	$110,556,060(9)	0.0000927	$10,249(11)

Fees to Be Paid	Warrants	Warrants to purchase common stock(2)(6)	Rule 457(g)	7,800,000	$—(10)	$—(10)	0.0000927	$—(10)

Fees to Be Paid	Warrants	Warrants to purchase common stock(2)(7)	Rule 457(g)	11,055,606	$—(10)	$—(10)	0.0000927	$—(10)

	Total Offering Amounts					$815,369,457

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$75,586(11)

*

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Terran Orbital Corporation’s (the “Company”) Registration Statement on Form S-1 to which this exhibit relates.

(1)

In connection with the consummation of the business combination (the “Business Combination”) described in the Form S-1, Tailwind Two Acquisition Corp., a Cayman Islands exempted company (“Tailwind Two” and, after giving effect to the Business Combination, “Terran Orbital”), effected a deregistration and a transfer by way of continuation from the Cayman Islands to the State of Delaware, pursuant to which Tailwind Two’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”) as further described in the prospectus. Further, in connection with the consummation of the Business Combination, Terran Orbital was renamed “Terran Orbital Corporation.” All securities being registered were or will be issued by Terran Orbital.

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The number of shares of common stock, par value $0.0001 per share (the “common stock”), being registered represents 116,916,188 shares of common stock to be offered and sold by the selling securityholders named in the prospectus (the “Selling Securityholders”), consisting of (i) 5,080,409 shares of common stock issued in a private placement pursuant to subscription agreements (the “PIPE Financing”); (ii) 8,100,000 shares of common stock issued in connection with the consummation of the Business Combination in exchange for Class B ordinary shares originally issued in a private placement to Tailwind Two Sponsor LLC (the “Sponsor”) and Tommy Stalden; (iii) 95,315,210 shares of common stock issued or issuable to certain Selling Securityholders that are former stockholders and equity award holders of Terran Orbital Operating Corporation (which prior to the Business Combination was named Terran Orbital Corporation) in connection with or as a result of the consummation of the Business Combination, consisting of (a) 83,481,806 shares of common stock; (b) 82,616 shares of common stock issuable upon the exercise of certain options; and (c) 11,750,788 shares of common stock that certain holders of Terran Orbital have the right to receive upon the settlement of outstanding vested and unvested restricted stock unit awards upon certain conditions; and (iv) 8,420,569 shares of common stock issued in a private placement to certain debt providers pursuant to a stock and warrant purchase agreement.

(4)

The number of shares of common stock being registered represents up to 19,299,960 shares of common stock to be offered and sold by the registrant, consisting of: (i) 11,499,960 shares of common stock that are issuable by the registrant upon the exercise of 11,499,960 public warrants having an exercise price of $11.50 per warrant originally issued in the registrant’s initial public offering; and (ii) up to 7,800,000 shares of common stock that are issuable by the registrant upon the exercise of the private placement warrants having an exercise price of $11.50 per share.

(5)

The number of shares of common stock being registered represents up to 11,055,606 shares of common stock to be offered and sold by the registrant that are issuable upon the exercise of the debt provider warrants, which have an exercise price of $10.00 per share.

(6)	The number of warrants being registered represents the 7,800,000 warrants (the “private placement warrants”) originally issued in a private placement to the Sponsor.
(7)

The number of warrants being registered represents the 11,055,606 warrants (the “debt provider warrants”) originally issued in a private placement to certain debt providers pursuant to a stock and warrant purchase agreement.

(8)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the New York Stock Exchange on April 18, 2022 ($4.13 per share). This calculation is in accordance with Rule 457(c) of the Securities Act.

(9)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the applicable exercise prices of the Warrants.
(10)	No separate fee due in accordance with Rule 457(g).
(11)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.

Table 2: Fee Offset Claims and Sources

N/A